Exhibit (iii)

FIDELITY BOND ANALYSIS SHEET

		Sum of
	Gross Assets at	Stand-Alone Series	Amount of
	8/31/24	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands
	000,000 omitted)	000,000 omitted)	000 omitted)
California Municipal Bond Fund	335.6		750
California Municipal Income Trust	109.4		525
Core Bond Portfolio	646.1		900
Emerging Markets Local Income Portfolio	1,248.1		1250
Enhanced Equity Income Fund	812.0		1000
Enhanced Equity Income Fund II	1,178.9		1250
Floating-Rate Opportunities Fund	57.9		400
Floating Rate Portfolio	5,430.6		2500
Floating-Rate Income Trust	541.4		900
Global Macro Absolute Return Advantage Portfolio	2,988.6		1900
Global Macro Capital Opportunities Portfolio	1,098.3		1250
Global Macro Portfolio	1,738.8		1500
Global Opportunities Portfolio	4,289.4		2500
Greater India Portfolio	311.8		750
High Income Opportunities Portfolio	1,426.4		1250
International Income Portfolio	33.1		300
Limited Duration Income Fund	1,989.3		1500
Municipal Bond Fund	977.0		1000
Municipal Income 2028 Term Trust	220.0		600
Municipal Income Trust	617.4		900
National Municipal Opportunities Trust	332.1		750
New York Municipal Bond Fund	279.8		750
Risk-Managed Diversified Equity Income Fund	647.0		900
Senior Debt Portfolio	7,428.4		2500
Senior Floating-Rate Trust	581.8		900
Senior Income Trust	165.7		600

Short Duration Diversified Income Fund	245.2		600
Stock Portfolio	739.0		900
Short Duration Inflation-Protected Income Portfolio	371.0		750
Tax-Advantaged Dividend Income Fund	2,443.6		1700
Tax-Advantaged Global Dividend Income Fund	1,989.6		1500
Tax-Advantaged Global Dividend Opportunities Fund	571.0		900
Tax-Managed Buy-Write Income Fund	445.4		750
Tax-Managed Buy-Write Opportunities Fund	1,667.1		1500
Tax-Managed Diversified Equity Income Fund	2,336.1		1700
Tax-Managed Global Buy-Write Opportunities Fund	1,032.7		1250
Tax-Managed Global Diversified Equity Income Fund	2,890.0		1900
Tax-Managed Growth Portfolio	5,843.6		2500
Tax-Managed International Equity Portfolio	77.4		450
Tax-Managed Multi-Cap Growth Portfolio	273.3		750
Tax-Managed Small-Cap Portfolio	209.1		600
Tax-Managed Value Portfolio	1,037.2		1250
Emerging Markets Debt Opportunities Fund	2,393.1
Eaton Vance Series Fund, Inc.		2,393.1	1700
Atlanta Capital Focused Growth Fund	1,225.9
Atlanta Capital Select Equity Fund	814.9
Atlanta Capital SMID-Cap Fund	15,069.4
Focused Growth Opportunities Fund	209.3
Focused Value Opportunities Fund	277.9
Greater China Growth Fund	32.1
International Small-Cap Fund	55.8
Richard Bernstein All Asset Strategy Fund	425.1
Richard Bernstein Equity Strategy Fund	721.7
Worldwide Health Sciences Fund	1,116.0
Eaton Vance Growth Trust Series Totals		19,948.1	2500

Income Fund of Boston	5,544.4
Parametric Tax-Managed Emerging Markets Fund	509.8
Eaton Vance Series Trust II Totals		6,054.2	2500
Arizona Municipal Income Fund	82.3
California Municipal Opportunities Fund	907.9
Connecticut Municipal Income Fund	116.3
Georgia Municipal Income Fund	122.4
Maryland Municipal Income Fund	84.4
Massachusetts Municipal Income Fund	165.0
Minnesota Municipal Income Fund	249.1
Missouri Municipal Income Fund	83.6
Municipal Opportunities Fund	665.4
National Municipal Income Fund	4,519.2
New Jersey Municipal Income Fund	154.8
New York Municipal Income Fund	357.9
North Carolina Municipal Income Fund	216.2
Ohio Municipal Income Fund	186.1
Oregon Municipal Income Fund	194.2
Pennsylvania Municipal Income Fund	164.3
South Carolina Municipal Income Fund	181.7
Virginia Municipal Income Fund	60.9
Eaton Vance Municipals Trust Series Totals		8,511.7	2500
National Ultra-Short Municipal Income Fund	329.0
Short Duration Municipal Opportunities Fund	718.7
National Limited Maturity Municipal Income Fund	474.4
New York Municipal Opportunities Fund	60.2
Eaton Vance Investment Trust Series Totals		1,582.3	1500

High Yield Municipal Income Fund	1,758.2
Parametric TABS 1-to-10 Year Laddered Municipal Bond Fund	73.2
Parametric TABS 5-to-15 Year Laddered Municipal Bond Fund	733.1
Parametric TABS Intermediate-Term Municipal Bond Fund	450.2
Parametric TABS Short-Term Municipal Bond Fund	159.6
Eaton Vance Municipals Trust II Series Totals		3,174.3	2100
AMT-Free Municipal Income Fund	197.9
Total Return Bond Fund	2,094.8
Global Income Builder Fund	269.5
Government Opportunities Fund	378.9
Short Duration High Income Fund	83.7
Multi-Asset Credit Fund	516.5
Parametric Commodity Strategy Fund	1,345.4
Parametric Dividend Income Fund	27.7
Parametric Emerging Markets Fund	186.5
Parametric International Equity Fund	328.1
Parametric Volatility Risk Premium - Defensive Fund	1,044.7
Short Duration Government Income Fund	2,523.8
Tax-Managed Global Dividend Income Fund	657.6
Eaton Vance Mutual Funds Trust Series Totals		9,655.1	2500
Dividend Builder Fund	917.9
Growth Fund	420.5
Large-Cap Value Fund	1,501.7
Small-Cap Fund	170.1
Eaton Vance Special Investment Trust Series Totals		3,010.2	2100
VT Floating-Rate Income Fund	558.7
Eaton Vance Variable Trust Series Totals		558.7	900